Registration No. 333-__________

As filed with the Securities and Exchange Commission on July 1, 2011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

MODINE MANUFACTURING COMPANY

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-0482000
(State of Incorporation)	(I.R.S. Employer Identification No.)

1500 DeKoven Avenue
Racine, Wisconsin	53403
(Address of Principal Executive Offices)	(Zip Code)

________________________________________

Modine 401(k) Retirement Plan for Salaried Employees

Modine 401(k) Retirement Plan for Hourly Employees

________________________________________

Margaret C. Kelsey

Vice President, Corporate Development,

General Counsel and Secretary

Modine Manufacturing Company

1500 DeKoven Avenue

Racine, Wisconsin  53403

(262) 636-1200

(Name, address and telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.625 par value per share	1,000,000(2)	$14.47(3)	$14,470,000	$1,679.97(3)

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement is also deemed to register an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Includes 500,000 shares of Modine Manufacturing Company common stock, par value $0.625 per share (the “Common Stock”), to be registered in connection with each of the Modine 401(k) Retirement Plan for Salaried Employees and the Modine 401(k) Retirement Plan for Hourly Employees.

(3)

Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The registration fee is based on the average of the high and low price of a share of the Common Stock on June 27, 2011 on the New York Stock Exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).  The information in (1) the Registration Statement on Form S-8, as amended, relating to the Modine 401(k) Plan for Salaried Employees, originally filed by Modine Manufacturing Company (the “Company”) pursuant to the Securities Act on October 20, 2000 (Registration No. 333-48292), and (2) the Registration Statement on Form S-8, as amended, relating to the Modine 401(k) Plan for Hourly Employees, originally filed by the Company pursuant to the Securities Act on October 20, 2000 (Registration No. 333-48298), is hereby incorporated by reference into this Registration Statement.

Exhibits

5(a)

Opinion of Counsel as to the Legality of the Securities Being Registered is not required because no original issuance securities are to be registered under this Registration Statement.

5(b)

In lieu of an opinion of counsel concerning compliance with requirements of ERISA or an Internal Revenue Service (“IRS”) determination letter that the plans subject hereto are qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it has submitted or will submit such plans and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans.

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Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on July 1, 2011.

MODINE MANUFACTURING COMPANY

By:

/s/ Thomas A. Burke

Thomas A. Burke

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Burke	President, Chief Executive Officer and Director	July 1, 2011
Thomas A. Burke	(Principal Executive Officer)

/s/ Michael B. Lucareli	Vice President, Finance, Chief Financial Officer	July 1, 2011
Michael B. Lucareli	and Treasurer (Principal Financial Officer)

/s/ Gary L. Neale	Director	July 1, 2011
Gary L. Neale

/s/ David J. Anderson	Director	July 1, 2011
David J. Anderson

/s/ Charles P. Cooley	Director	July 1, 2011
Charles P. Cooley

/s/ Frank P. Incropera	Director	July 1, 2011
Frank P. Incropera

/s/ Frank W. Jones	Director	July 1, 2011
Frank W. Jones

/s/ Dennis J. Kuester	Director	July 1, 2011
Dennis J. Kuester

/s/ Vincent L. Martin	Director	July 1, 2011
Vincent L. Martin

/s/ Larry O. Moore	Director	July 1, 2011
Larry O. Moore

/s/ Christopher W. Patterson	Director	July 1, 2011
Christopher W. Patterson

/s/ Marsha C. Williams	Director	July 1, 2011
Marsha C. Williams

	Director	July 1, 2011
Michael T. Yonker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans subject hereto) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Racine, state of Wisconsin, on July 1, 2011.

MODINE 401(K) RETIREMENT PLAN FOR SALARIED EMPLOYEES

  and

MODINE 401(K) RETIREMENT PLAN FOR HOURLY EMPLOYEES

/s/ Michael B. Lucareli

Michael B. Lucareli
Committee Member

/s/ Margaret C. Kelsey

Margaret C. Kelsey
Committee Member

/s/ Laura O. Clampett

Laura O. Clampett
Committee Member

EXHIBIT INDEX

5(a)

Opinion of Counsel as to the Legality of the Securities Being Registered is not required because no original issuance securities are to be registered under this Registration Statement.

5(b)

In lieu of an opinion of counsel concerning compliance with requirements of ERISA or an Internal Revenue Service (“IRS”) determination letter that the plans subject hereto are qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it has submitted or will submit such plans and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans.

23

Consent of PricewaterhouseCoopers LLP